UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 11, 2018

REXFORD INDUSTRIAL REALTY, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000, Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 966-1680

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 11, 2018, Rexford Industrial Realty, Inc. (the "Company") held its Annual Meeting of Stockholders, at which the stockholders voted on and approved the following proposals:
Proposal 1. Election of directors, each to serve until the 2019 Annual Meeting of Stockholders and until a successor for each has been duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Richard S. Ziman	59,804,352	12,336,978	2,760,913
Howard Schwimmer	69,265,180	2,876,150	2,760,913
Michael S. Frankel	69,265,180	2,876,150	2,760,913
Robert L. Antin	70,762,238	1,379,092	2,760,913
Steven C. Good	68,133,954	4,007,376	2,760,913
Diana J. Ingram	71,856,222	285,108	2,760,913
Tyler H. Rose	50,142,744	21,998,586	2,760,913
Peter E. Schwab	52,716,301	19,425,029	2,760,913

Proposal 2. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018.

Votes For	Votes Against	Abstentions	Broker Non-Votes
73,829,084	991,207	81,952	—

Proposal 3. The advisory resolution to approve the Company's named executive officer compensation for the year ending December 31, 2017.

Votes For	Votes Against	Abstentions	Broker Non-Votes
68,437,600	3,539,293	164,437	2,760,913

Proposal 4. The approval of the Amended and Restated Rexford Industrial Realty, Inc. and Rexford Industrial Realty, L.P. 2013 Incentive Award Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
69,681,527	2,360,726	99,077	2,760,913

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.
June 12, 2018	/s/ Michael S. Frankel
Michael S. Frankel Co-Chief Executive Officer (Principal Executive Officer)

Rexford Industrial Realty, Inc.
June 12, 2018	/s/ Howard Schwimmer
Howard Schwimmer Co-Chief Executive Officer (Principal Executive Officer)